Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2013 on the consolidated financial statements of uSell.com, Inc. as of December 31, 2012 and 2011, included herein on the registration statement of uSell.com, Inc. on Form S-1 (Amendment No. 5), and to the reference to our firm under the heading “Experts” in the prospectus.

Berman & Company, P.A.

Certified Public Accountants

Boca Raton, Florida

August 4, 2014